UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 17, 2009

WILMINGTON TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14659	51-0328154

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, Delaware	19890

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (302) 651-1000

(Former names or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 2.06 Material Impairments.
Wilmington Trust Corporation (the “Company”) issued a press release today in the form attached as Exhibit A reporting, among other things, an expected increase in the provision for loan losses for the second quarter of 2009 to approximately $54.0 million and an expected pre-tax charge of approximately $23.4 million for other-than-temporary impairments on pooled trust preferred investment securities which management determined to take on July 17, 2009.
The Company expects to announce 2009 second quarter results on July 24, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILMINGTON TRUST CORPORATION
Dated: July 17, 2009	By:	/s/ Ted T. Cecala
		Name:	Ted T. Cecala
		Title:	Chairman of the Board and Chief Executive Officer (Authorized Officer)

EXHIBIT A

News Release FOR IMMEDIATE RELEASE	Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, De 19890-0001

Contacts

Investors and analysts:	News media:
Ellen J. Roberts	Bill Benintende
Investor Relations	Public Relations
(302) 651-8069	(302) 651-8268
eroberts@wilmingtontrust.com	wbenintende@wilmingtontrust.com
Wilmington Trust Expects Lower 2009 Second Quarter Earnings
Wilmington, Del., July 17, 2009 — Wilmington Trust Corporation (NYSE: WL) anticipates that earnings per common share (on a diluted basis) for the 2009 second quarter will be lower than market expectations. This is primarily due to:
•	An expected increase in the provision for loan losses from $29.5 million for the 2009 first quarter to approximately $54 million.

•	An expected pre-tax charge of approximately $23 million for other-than-temporary impairments on pooled trust-preferred investment securities.

•	A special assessment by the Federal Deposit Insurance Corporation (FDIC) of approximately $5 million. (This special assessment, which the FDIC levied industry-wide, is in addition to regular insurance premiums.)
Second quarter results will show that the company remains well capitalized, both including and excluding the $330 million in Capital Purchase Program funds the company received in exchange for issuing shares of Wilmington Trust Series A preferred stock to the U.S. Department of the Treasury. All regulatory capital ratios continue to exceed the well-capitalized amounts required by the Federal Reserve Board.
“While our Wealth Advisory Services and Corporate Client Services businesses performed well during the second quarter, the recession continued to put stress on some of our borrowers and on some of the underlying issuers in our pooled trust-preferred securities,” said Ted T. Cecala, Wilmington Trust chairman and chief executive officer.

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The second quarter increase in the provision for loan losses is primarily due to:
•	An expected increase in nonperforming loans from $251.1 million for the 2009 first quarter to approximately $332 million.

•	An expected increase in net charge-offs from $21.2 million for the 2009 first quarter to approximately $36 million.

•	Downgrades in internal credit risk ratings.
Wilmington Trust intends to announce second quarter results on July 24, 2009, at 8:00 a.m. (Eastern). Management plans to discuss those results in a conference call the same day at 10:00 a.m. (Eastern). The earnings release, along with instructions on how to access the conference call and its replay, will be available on www.wilmingtontrust.com in the Investor Relations section, under “Earnings Announcements.”
This release includes forward-looking statements regarding Wilmington Trust’s expected second quarter 2009 results and diluted earnings per common share. These statements rely on a number of assumptions, estimates, and assessments of potential developments, and are subject to various risks and uncertainties that could cause actual results to differ from expectations. Wilmington Trust’s ability to achieve the results reflected in these statements could be affected adversely by, among other things, changes in national or regional economic conditions; fluctuations in equity or fixed income markets; changes in accounting policies, procedures, or guidelines; higher-than-expected credit losses; changes in the market values of securities in the investment portfolio; and changes in the regulatory, judicial, legislative, or tax treatment of business transactions.
Wilmington Trust Corporation is a financial services holding company that provides Regional Banking services throughout the mid-Atlantic region, Wealth Advisory Services for high-net-worth clients in 36 countries, and Corporate Client Services for institutional clients in 88 countries. Its wholly owned bank subsidiary, Wilmington Trust Company, which was founded in 1903, is one of the largest personal trust providers in the United States and the leading retail and commercial bank in Delaware. Wilmington Trust Corporation and its affiliates have offices in Arizona, California, Connecticut, Delaware, Florida, Georgia, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, Pennsylvania, South Carolina, Vermont, the Cayman Islands, the Channel Islands, London, Dublin, Frankfurt, Luxembourg, and Amsterdam. For more information, visit www.wilmingtontrust.com.
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